Exhibit q

New York State Limited Power of Attorney

Each person whose signature appears below (each, a “Principal,” and collectively, the “Principals”) hereby constitutes and appoints each of Peter Shriver, Frances Guggino, Robert I. Frenkel, Thomas C. Mandia, Rosemary Emmens, Barbara Allen and George P. Hoyt (each, an “Agent” and collectively, the “Agents”), as his true and lawful representative and attorney-in-fact, in his name, place and stead, with full power and authority of substitution and resubstitution, to do separately or jointly any and all acts and to execute any and all instruments which said Agents, or any of them, may deem necessary or advisable or which may be required to enable Barrett Opportunity Fund, Inc. (the “Fund”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Fund’s Registration Statement (Securities Act file No. 033-43446), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the Principals as a Director of the Fund, any and all such amendments and registration statements filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and each Principal does hereby ratify and confirm all that the Agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of the Agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any prior powers of attorney. Each Principal hereby represents and warrants to each Agent and agrees that, so long as the Principal remains a Director of the Fund, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney without providing written advance notice to the Agents. Revocation of this Power of Attorney by a Principal will not have the effect of a revocation of this Power of Attorney by any other Principal. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

The following disclosure is required to be included verbatim in all powers of attorney subject to Title 15 of Article 5 of the New York State General Obligations Law.

“CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the agent” at the end of this document describes your agent’s responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your Agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.”

*     *     *

IN WITNESS WHEREOF, this Power of Attorney has been duly executed by the following persons in the capacities and as of the dates indicated.

[Remainder of page intentionally left blank]

By:	/s/ Barry Handel	December 16, 2009
Name: Barry Handel
Capacity: Principal

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 16th day of December, 2009, before me personally appeared Barry Handel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual who is described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same in his capacity, and that by his signature, executed the instrument.

/s/ Melissa Peña
Notary Public

My commission expires: June 25, 2011

[Seal]

[Signature Pages Continue]

By:	/s/ Rosalind A. Kochman	December 16, 2009
Name: Rosalind A. Kochman
Capacity: Principal

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 16th day of December, 2009, before me personally appeared Rosalind A. Kochman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual who is described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same in his capacity, and that by his signature, executed the instrument.

/s/ Melissa Peña
Notary Public

My commission expires: June 25, 2011

[Seal]

[Signature Pages Continue]

By:	/s/ William Morris	December 16, 2009
Name: William Morris
Capacity: Principal

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 16th day of December, 2009, before me personally appeared William Morris, personally known to me or proved to me on the basis of satisfactory evidence to be the individual who is described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same in his capacity, and that by his signature, executed the instrument.

/s/ Melissa Peña
Notary Public

My commission expires: June 25, 2011

[Seal]

[Signature Pages Continue]

By:	/s/ Irving Brilliant	December 16, 2009
Name: Irving Brilliant
Capacity: Principal

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 16th day of December, 2009, before me personally appeared Irving Brilliant, personally known to me or proved to me on the basis of satisfactory evidence to be the individual who is described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same in his capacity, and that by his signature, executed the instrument.

/s/ Melissa Peña
Notary Public

My commission expires: June 25, 2011

[Seal]

[Signature Pages Continue]

By:	/s/ Irving Sonnenschein	December 16, 2009
Name: Irving Sonnenschein
Capacity: Principal

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 16th day of December, 2009, before me personally appeared Irving Sonnenschein, personally known to me or proved to me on the basis of satisfactory evidence to be the individual who is described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same in his capacity, and that by his signature, executed the instrument.

/s/ Melissa Peña
Notary Public

My commission expires: June 25, 2011

[Seal]

[Signature Pages Continue]

Agreed and Accepted on December 16, 2009:

By:	/s/ Peter Shriver
Name: Peter Shriver
Capacity: Agent

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 16th day of December, 2009, before me personally appeared Peter Shriver, personally known to me or proved to me on the basis of satisfactory evidence to be the individual who is described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same in his capacity, and that by his signature, executed the instrument.

/s/ Melissa Peña
Notary Public

My commission expires: June 25, 2011

[Seal]

[Signature Pages Continue]

Agreed and Accepted on December 16, 2009:

By:	/s/ Frances Guggino
Name: Frances Guggino
Capacity: Agent

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 16th day of December, 2009, before me personally appeared Frances Guggino, personally known to me or proved to me on the basis of satisfactory evidence to be the individual who is described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same in his capacity, and that by his signature, executed the instrument.

/s/ Melissa Peña
Notary Public

My commission expires: June 25, 2011

[Seal]

[Signature Pages Continue]

Agreed and Accepted on December 17, 2009:

By:	/s/ Robert I. Frenkel
Name: Robert I. Frenkel
Capacity: Agent

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 17th day of December, 2009, before me personally appeared Robert I. Frenkel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual who is described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same in his capacity, and that by his signature, executed the instrument.

/s/ Melissa Peña
Notary Public

My commission expires: June 25, 2011

[Seal]

[Signature Pages Continue]

Agreed and Accepted on December 21, 2009:

By:	/s/ Thomas Mandia
Name: Thomas C. Mandia
Capacity: Agent

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 21st day of December, 2009, before me personally appeared Thomas C. Mandia, personally known to me or proved to me on the basis of satisfactory evidence to be the individual who is described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same in his capacity, and that by his signature, executed the instrument.

/s/ Melissa Peña
Notary Public

My commission expires: June 25, 2011

[Seal]

[Signature Pages Continue]

Agreed and Accepted on December 17, 2009:

By:	/s/ Rosemary Emmens
Name: Rosemary Emmens
Capacity: Agent

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 17th day of December, 2009, before me personally appeared Rosemary Emmens, personally known to me or proved to me on the basis of satisfactory evidence to be the individual who is described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that she executed the same in her capacity, and that by her signature, executed the instrument.

/s/ Melissa Peña
Notary Public

My commission expires: June 25, 2011

[Seal]

[Signature Pages Continue]

Agreed and Accepted on December 17, 2009:

By:	/s/ Barbara Allen
Name: Barbara Allen
Capacity: Agent

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 17th day of December, 2009, before me personally appeared Barbara Allen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual who is described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that she executed the same in her capacity, and that by her signature, executed the instrument.

/s/ Melissa Peña
Notary Public

My commission expires: June 25, 2011

[Seal]

[Signature Pages Continue]

Agreed and Accepted on December 17, 2009:

By:	/s/ George Hoyt
Name: George P. Hoyt
Capacity: Agent

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WESTCHESTER	)

On the 17th day of December, 2009, before me personally appeared George P. Hoyt, personally known to me or proved to me on the basis of satisfactory evidence to be the individual who is described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same in his capacity, and that by his signature, executed the instrument.

/s/ Melissa Peña
Notary Public

My commission expires: June 25, 2011

[Seal]